Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 30 , 2 01 2

Some of the statements in this presentation constitute forward - looking statements, which relate to future events or our future performance or financial condition. The forward - looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors") and other affiliates of Golub Capital Incorporated and Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact on our business of the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder; and the effect of changes to tax legislation and our tax position . Such forward - looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward - looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward - looking statements. Actual results could differ materially from those implied or expressed in our forward - looking statements for any reason, and future results could differ materially from historical performance. Although we undertake no obligation to revise or update any forward - looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission, including annual reports on Form 10 - K, quarterly reports on Form 10 - Q and current reports on Form 8 - K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third - party service providers. We have not independently verified such statistics or data.

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Summary of Quarterly Results Second Fiscal Quarter 2012 Highlights ▪ Net investment income for the quarter ended June 30, 2 01 2 was $6.7 million, or $0.26 per share, as compared to $7 .1 million, or $0.29 per share, for the quarter ended March 31 , 2 01 2. ▪ Net investment income, including net spread payments of $1 .0 million from the total return swap (“TRS”), was $0.30 1 per share for the quarter ended June 30, 2 01 2, as compared to $0.33 1 per share for the quarter ended March 31 , 2 01 2. ▪ Net increase in net assets resulting from operations for the quarter ended June 30, 2 01 2 was $5.4 million, or $0. 21 per share, as compared to $11 .4 million, or $0.48 per share, for the quarter ended March 31 , 2 01 2. ▪ The $(0.09) per share difference between net investment income + net spread payment from the TRS of $0.30 per share and the net increase in net assets resulting from operations of $0.21 per share for the quarter ended June 30, 2012 is attributable to the following : ▫ Net loss on the TRS of $(0.2) million or $(0.01) per share (excludes net spread payments), comprised of $ (1 .4) million of unrealized losses due to the reversal of unrealized gains upon termination of the TRS and $1.2 million of realized gains generated from the sale of broadly syndicated loans underlying the TRS. ▫ Net realized and unrealized losses on investments of $(0.8) million or $(0.03) per share, primarily as a result of write - downs on one new non - earning asset. ▫ Net realized and unrealized losses on futures contracts, designed to hedge interest rate risk on unpriced SBIC debentures, of $ (1 .2) million or $(0.05) per share, comprised of ( $1 .0) million of losses on the settlement of futures contracts and unrealized losses of $(0.2) million driven by a decrease in the ten - year U.S. Treasury rate. 1 1. As a supplement to generally accepted accounting principles (“GAAP”), the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP financial measure is useful because it is inclusive of net spread payments received on the underlying loans in the TRS which is a recurring sou rce of revenue and liquidity to pay dividends to investors. Although this non - GAAP financial measure is intended to enhance investor’s understanding of the Company’s business and performance, this non - G AAP financial measure should not be considered an alternative to GAAP. Refer to slide 2 for a reconciliation to the nearest GAAP measure, earnings per share.

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Net investment income per share $ 0.26 $ 0.29 $ 0.29 $ 0.30 $ 0.28 Net spread payments from the TRS 1 0.04 0.04 0.03 N/A N/A Net investment income per share + TRS 1 0.30 0.33 0.32 N/A N/A Net realized /unrealized gain (loss) per share (0.05) 0 .1 9 (0. 01 ) (0 .1 6) 0.03 Earnings per share 0. 2 1 0.48 0.28 0 .1 4 0.3 1 Net asset value per share 1 4.58 1 4.69 1 4.53 1 4.56 1 4.75 Distributions paid per share 0.32 0.32 0.32 0.32 0.32 Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Total Fair Value of Investments (000’s) $ 636,632 $ 61 3,797 $ 562,046 $ 459,827 $ 438,593 Number of Portfolio Investments 11 6 1 09 1 05 1 03 99 Average Investment Size (000’s) $ 5,488 $ 5,6 3 1 $ 5,353 $ 4,464 $ 4,430 Fair Value as a Percentage of Principal (Loans) 98.5% 98.5% 97.7% 97.9% 98 .1 % Financial Highlights 2 1. As a supplement to GAAP, the Company has provided this non - GAAP performance result. The Company believes that this non - GAAP fina ncial measure is useful because it is inclusive of net spread payments received on the underlying loans in the TRS which is a recurring source of revenue and liquidity to pay dividends to in vestors. Although this non - GAAP financial measure is intended to enhance investor’s understanding of the Company’s business and performance, this non - GAAP financial measure should not be consid ered an alternative to GAAP.

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Summary of Portfolio Highlights Originations and Net Funds Growth ▪ New originations totaled $52.4 million for the quarter ended June 30, 2 01 2, which bring total originations for FY2 01 2 to $ 31 4.9 million. Of those new originations, $26.8 were purchases of broadly syndicated loans held for short term investment purposes. ▪ Net growth in investments in securities, at fair value, for the quarter ended June 30, 2 01 2 was $22.8 million, a 3.7% increase from March 31 , 2 01 1 and up 38.5% from September 30, 2 01 1. 3 Select Portfolio Funds Roll Data (in millions) Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 New Investment Commitments $ 52.4 $ 98.4 $ 1 64 . 1 $ 59.8 $ 1 35.8 Exits (includes full & partial payoffs) of Investments 34 . 1 43.6 42.9 28.9 79.6 Net Funds Growth 1 22.8 57 . 1 1 02.2 2 1. 0 49.5 Asset Mix Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Senior Secured 41% 37% 37% 44% 47% One Stop 37% 41% 41% 39% 35% Second Lien 7% 7% 7% 5% 5% Subordinated Debt 1 2% 12% 13% 10% 11 % Equity 3% 3% 2% 2% 2% 1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as othe r v ariables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized gains (losses), etc.

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Quarterly Statements of Financial Condition As of (Dollar amounts in thousands , except per share data) June 30, 2 01 2 (unaudited ) March 31 , 2 01 2 (unaudited ) December 31 , 2 01 1 (unaudited ) September 30 , 2 01 1 (audited ) June 30 , 2 01 1 (unaudited) Assets Investments in securities, at fair value $ 636,632 $ 613,797 $ 562,046 $ 459,827 $ 438,593 Cash and cash equivalents 18,070 30,121 25,447 46,350 44,117 Restricted cash and cash equivalents 45,059 42,525 14,455 23,416 29,279 Receivable for investments sold – – 1,449 – 17,015 Cash collateral on deposit with custodian 1,287 20,809 21,040 21,162 11,460 Other assets 10,474 12,027 9,593 8,889 6,795 Total Assets $ 711,522 $ 719,279 $ 634,031 $ 559,644 $ 547,259 Liabilities Debt $ 329,800 $ 331,700 $ 311,900 $ 237,683 $ 222,300 Interest payable 2,269 1,310 1,789 1,066 1,194 Management and incentive fee payable 4,070 3,464 2,722 1,608 1,617 Payable for investments purchased – 5,010 – – – Other liabilities 1,172 1,070 1,460 2,738 1,625 Total Liabilities 337,311 342,554 317,871 243,095 226,736 Total Net Assets 374,211 376,725 316,160 316,549 320,523 Total Liabilities and Net Assets $ 711,522 $ 719,279 $ 634,031 $ 559,644 $ 547,259 Net Asset Value per Share $ 14.58 $ 14.69 $ 14.53 $ 14.56 $ 14.75 Debt to Equity 0.88x 0.88x 0.99x 0.75x 0.69x Asset Coverage 1 282.1% 235.3% 208.3% 278.6% 243.4% 1. On September 13, 2011, we received exemptive relief from the SEC to permit us to exclude the debt of our small business inves tme nt company (“SBIC”) subsidiary from our 200% asset coverage test. As such, as of September 30, 2011, the asset coverage ratio excludes the debentures from the SBIC. All periods prior to September 30, 201 1 include the SBIC debentures in the asset coverage ratio. For purposes of compliance with the asset coverage ratio test, the Company has agreed with the Staff of the SEC to treat the outs tan ding notional amount of the TRS, less the initial amount of any cash collateral required to be posted by us under the TRS, as a senior security for the life of that instrument. The TRS was ter minated in April 2012. As such, only the March 31, 2012 and December 31, 2011 asset coverage ratios were affected. 5

Quarterly Operating Results

(Dollar amounts in thousands, except share and per share data)	For the three months ended June 30, 2012 (unaudited)	March 31, 2012 (unaudited)	December 31, 2011 (unaudited)	September 30, 2011 (unaudited)	June 30, 2011 (unaudited)
Investment Income					
Interest income	$ 14,811	$ 14,352	$ 12,100	$ 10,831	$ 10,071
Dividend income	–	–	377	–	–
Total Investment Income	14,811	14,352	12,477	10,831	10,071
Expenses					
Interest and other debt financing expenses	2,565	2,580	2,366	1,870	1,637
Base management fee	2,220	2,093	1,874	1,667	1,497
Incentive fee	1,917	1,434	909	(176)	113
Other operating expenses	1,131	1,180	987	1,020	872
Total Expenses	8,133	7,287	6,135	4,381	4,119
Net Investment Income	6,678	7,065	6,342	6,450	5,952
Net Gain (Loss) on Investments					
Net realized (losses) gains on investments and derivative instruments	1,158	(2,093)	(1,851)	40	71
Net unrealized appreciation (depreciation) on investments and derivative instruments	(2,443)	6,459	1,700	(3,509)	497
Net Gain (Loss) on Investments	(1,285)	4,366	(151)	(3,469)	568
Net Increase in Net Assets Resulting from Operations	$ 5,393	$ 11,431	$ 6,191	$ 2,981	$ 6,520
Per Share					
Earnings Per Share	$ 0.21	$ 0.48	$ 0.28	$ 0.14	$ 0.31
Net Investment Income	$ 0.26	$ 0.29	$ 0.29	$ 0.30	$ 0.28
Distributions Paid	$ 0.32	$ 0.32	$ 0.32	$ 0.32	$ 0.32
Weighted average common shares outstanding	25,639,680	24,059,623	21,734,720	21,733,903	21,319,348
Common shares outstanding at end of period	25,663,009	25,639,371	21,758,955	21,733,903	21,733,903

6

Golub Capital BDC, Inc. Investor Presentation
Quarter Ended June 2012

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Portfolio Highlights – Asset Mix New Investment Commitments End of Period Investments 48% 30% 30% 39% 92% 35% 68% 38% 36% 13% 12% 16% 16% 9% 0 20,000 40,000 60,000 80,000 100,000 120,000 140,000 160,000 180,000 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Senior Secured One Stop Second Lien Subordinated Debt Equity 47% 44% 37% 37% 41% 35% 39% 41% 41% 37% 5% 5% 7% 7% 7% 11% 10% 13% 12% 12% 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Senior Secured One Stop Second Lien Subordinated Debt Equity $135,805 1% 2% 7% 6% 2% $438,593 3% 2% $459,827 2% $59,778 $562,046 $164,134 7 4% $98,354 3% $613,797 $52,363 5% 3% $636,632 3%

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Portfolio Highlights – Debt Investment Spread Analysis 1. Total yield on investments is calculated as (a) the actual amount earned on such investments, including interest income and a mor tization of fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Interest income yield is calculated as (a) the actual amount earned on such investments, including interest income but exclud ing amortization of fees and discounts, divided by (b) the daily average of total investments at fair value. 3. The weighted average cost of debt is calculated as (a) the actual amount incurred on such debt obligations divided by (b) the da ily average of total debt obligations. 4. The weighted average investment spread is calculated as (a) the total yield on investments less (b) the weighted average cost of debt. 9.6% 9.9% 10.2% 10.5% 10.0% 8.6% 9.1% 9.3% 9.6% 9.3% 3.2% 3.3% 3.5% 3.4% 3.6% 6.4% 6.6% 6.7% 7.1% 6.4% 0.25% 0.37% 0.58% 0.41% 0.46% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Total Yield on Investments Interest Income Yield Wtd. Avg. Debt Wtd. Avg. Investment Spread 3-Month LIBOR 1 2 3 4 8

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Portfolio Highlights – Selected Information Portfolio Rotation – Debt Investments Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Weighted average rate of new investments 1,2,3 8.2% 8.9% 9.7% 8.0% 8.7% Weighted average rate on investments that were sold or paid - off 6.7% 7.4% 7.5% 7.2% 5.7% Weighted average spread over LIBOR of new floating rate investments 2,3 6.7% 7.0% 7.3% 6.4% 6.4% Weighted average rate of new fixed rate investments 8.0% 1 3.0% 1 4.2% N/A 1 3.7% Weighted average fees on new investments 1 .7% 1 .7% 2 .1% 1 .3% 1 .5% Portfolio Composition – Floating vs. Fixed Investments Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Percentage of fixed rate investments 11 .8% 1 2 .1% 1 3.0% 1 0.6% 8 .1 % Percentage of floating rate investments 85.4% 85.0% 84.5% 87.4% 90.3% Percentage of equity investments 2.8% 2.9% 2.5% 2.0% 1 .6% Non - Accrual – Debt Investments Q3 2 01 2 Q2 2 01 2 Q1 2 01 2 Q4 2 01 1 Q3 2 01 1 Non - accrual investments at amortized cost (000’s) $ 9,666 $ 7,328 $ 11 ,4 1 6 $ 8, 71 1 $ 5, 41 3 Non - accrual investments / Total portfolio at amortized cost 1 .5% 1 .2% 2.0% 1 .9% 1 .2% Non - accrual investments at fair value (000’s) $ 4,243 $ 2,8 0 1 $ 5,442 $ 2,8 9 1 $ 3,360 Non - accrual investments / Total portfolio at fair value 0.7% 0.5% 1 .0% 0.6% 0.8% 1. Weighted average rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loa ns, the contractual rate would be calculated using current LIBOR, the spread over LIBOR, and the impact of any LIBOR floor. For fixed rate loans, it is the stated fixed rate. 2. For the three months ended June 30, 2012, we have excluded $20.4 million of broadly syndicated loans held for short term inve stm ent purposes. These loans had a weighted average rate of 2.6% and a weighted average spread over LIBOR of 2.2%. Had we included the broadly syndicated loans in these rates, our weigh ted average rate of new investments would have been 5.9% and our weighted average spread over LIBOR would have been 4.8%. 3. For the three months ended June 30, 2011, we have excluded $22.0 million of broadly syndicated loans held for short term inve stm ent purposes. These loans had a weighted average rate of 3.9% and a weighted average spread over LIBOR of 3.3%. Had we included the broadly syndicated loans in these rates, our weigh ted average rate of new investments would have been 7.8% and our weighted average spread over LIBOR would have been 5.3%. 9

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Credit Quality Credit Quality – Investment Portfolio ▪ Fundamental credit quality remains strong with non - earning assets as a percentage of total investments remaining relatively flat from 0.5% at March 3 1 , 2 01 2 to 0.7% at June 30, 2 01 2. ▪ Performance ratings on the investment portfolio have remained stable for the past several quarters and over 90.0% of the investments in our portfolio had a risk rating of 4 or higher as of June 30, 2 01 2. ▪ The average fair value of investments as a percentage of par value remained stable at 98.5% for the period ended June 30, 2012. 10

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Portfolio Highlights – Portfolio Ratings Risk Ratings Definition Rating Definition 5 Borrower is performing above expectations 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is p erforming substantially below expectations and the loan’s risk has substantially increased since origination Strong Portfolio Risk Ratings 1. The fair value of the TRS at March 31, 2012 and December 31, 2011 was $1,480 and $(390) , respectively. The TRS is include d i n the above table with an investment performance rating of 4 as of March 31, 2012 and December 31, 2011 . The TRS was terminated on April 11, 2012. June 30 , 2 01 2 March 31 , 2 01 2 December 31 , 2 01 1 Investment Performance Rating Investments at Fair Value (in thousands) % of Total Portfolio Investments at Fair Value (in thousands) 1 % of Total Portfolio Investments at Fair Value (in thousands) 1 % of Total Portfolio 5 $ 1 38,479 21 .7% $ 94,4 8 1 1 5.3% $ 80,299 1 4.3% 4 $ 437, 31 9 68.7% $ 463,855 75.4% $ 436 ,1 07 77.6% 3 $ 56 ,1 68 8.8% $ 54,140 8.8% $ 39,808 7 .1% 2 $ 341 0 .1% – 0.0% $ 5,442 1. 0% 1 $ 4,325 0.7% $ 2,801 0.5% – 0.0% Total $ 636,632 1 00.0% $ 615,277 1 00.0% $ 561,656 1 00.0% 11

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Common Stock and Distribution Information Common Stock Data Distribution Data Date Declared Record Date Payment Date Amount Per Share Total Amount (in thousands) February 8, 2 01 1 March 1 8, 2 01 1 March 30, 2 01 1 $0.32 $5,676 May 3, 2 01 1 June 1 7, 2 01 1 June 29, 2 01 1 $0.32 $6,947 August 4, 2 01 1 September 1 9, 2 01 1 September 28, 2 01 1 $0.32 $6,955 December 7, 2 01 1 December 1 9, 2 01 1 December 29, 2 01 1 $0.32 $6,955 February 2, 2 01 2 March 1 6, 2 01 2 March 29, 2 01 2 $0.32 $8,083 May 1 , 2 01 2 June 1 5, 2 01 2 June 29, 2 01 2 $0.32 $8,205 August 2, 2 01 2 September 1 3, 2 01 2 September 27, 2 01 2 $0.32 $8, 21 2 12 Fiscal Year Ended September 30, 2 01 1 High Low End of Period First Quarter $1 7.95 $1 5.44 $1 7 .1 2 Second Quarter $1 7.60 $1 5.78 $1 5.78 Third Quarter $1 6.30 $1 4.40 $1 4.93 Fourth Quarter $1 5. 8 1 $1 4.00 $1 4.85 Fiscal Year Ended September 30, 2 01 2 First Quarter $1 6.00 $1 4 .1 6 $1 5.50 Second Quarter $1 5.95 $1 4.57 $1 5.27 Third Quarter $1 5.18 $1 4.25 $1 5.09

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Liquidity and Investment Capacity Cash and Cash Equivalents ▪ Unrestricted cash totaled $1 8 .1 million as of June 30, 2 01 2. ▪ Restricted cash totaled $45 .1 million as of June 30, 2 01 2. Restricted cash as of June 30, 2 01 2 was held in our securitization vehicle, SBIC subsidiary and our revolving credit facility and is available for new investments that qualify for acquisition by these entities. Senior Secured Revolving Credit Facility ▪ As of June 30, 2 01 2, subject to leverage and borrowing base restrictions, we had approximately $42.7 million available for additional borrowings on our revolving credit facility. SBIC Financing ▪ As of June 30, 2 01 2, we had $6.5 million in approved and available debentures . ▪ On July 26, 2 01 2, we received a $20 million debenture capital commitment from the SBA. The commitment may be drawn upon subject to customary SBA procedures. ▪ On February 2, 2 01 2, we received a “Green Light” letter from the SBA allowing us to proceed with an application for a second SBIC license and we submitted such an application to the SBA on April 19, 2012. On May 18, 2 01 2, we received an “Acceptance Letter” from the SBA notifying us that the application had been accepted by the SBA for further processing. The application process is anticipated to take six to twelve months. If approved, the additional license will provide us with an incremental source of attractive long - term capital. 13

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Liquidity and Investment Capacity At the Market (“ATM”) Offering ▪ On August 6, 2 01 2, we announced an ATM program to sell up to $50 million of shares of our common stock over a one year time period. An ATM offering is a registered offering by a publicly traded issuer of its listed equity securities selling shares directly into the market at market prices. We engaged Wells Fargo Securities and UBS Investment Bank as our placement agents under the ATM program. ▪ ATM programs are more cost - effective than traditional follow - on offerings and enable us to obtain “just - in - time” capital, which will reduce potential drag from undeployed capital . Share Repurchase Program ▪ On August 2, 2012, our board of directors approved a share repurchase program which allows us to repurchase up to $30 million of our common stock on the open market at prices below our net asset value (NAV) as reported in our most recently published financial statements. Employee Trust Share Purchases ▪ A trust organized by Golub Capital for the purpose of awarding incentive compensation purchased an aggregate of $3.1 million of shares in our February 2012 offering at the public offering price and has purchased an additional $3.2 million of shares in the open market through June 30, 2012. TRS Termination ▪ Shown below is the net profitability of the TRS from the inception date of June 24, 2 0 1 1 through June 30, 2012. 14 Description Spread Income Realized Gain Total Income Cumulative TRS income through June 30, 2012 (000’s) $ 2,678 $ 1,216 $ 3,894 Cash collateral balance returned to us at termination date (000’s) $ 19,912

Golub Capital BDC, Inc. Investor Presentation Quarter Ended June 2012 Summary of Debt Facilities Debt Securitization ▪ Size: $1 74.0 million in Aaa/AAA Class A Notes ▪ Cost: LIBOR + 2.40% ▪ Reinvestment period: Expires July 1 6, 2 01 3; 2 - year extension if specific conditions are met ▪ Maturity date: July 20, 20 2 1 ▪ Effective yield 1 : 3.3% for the three months ended June 30, 2 01 2 Revolving Credit Facility ▪ Size: $75.0 million maximum commitment; $32.3 million outstanding at June 30, 2 01 2 ▪ Cost: LIBOR + 2.25% ▪ Reinvestment period: Expires October 20, 2 01 2 ▪ Maturity date: October 21 , 2 01 5 ▪ Effective yield 1 : 2.9% for the three months ended June 30, 2 01 2 Small Business Administration (“SBA”) Debentures ▪ Size: SBIC subsidiary may borrow up to $1 50 million; $1 23.5 million outstanding at June 30, 2 01 2 ▪ Cost: Fixed semi - annually (“pooling date”) for 1 0 years at 1 0 - year treasury rate + market spread ▪ Maturity date: 1 0 - year maturity after drawn ▪ Fixed rate: As of June 30, 2 01 2, we had $1 00 million of SBA debentures with rates that were fixed at various pooling dates and have an average annualized rate of 3.5% and $23.5 million to be priced in September 2 01 2 15 1. The quarterly effective yield is annualized and includes amortization of debt issuance costs. The quarterly effective annuali zed yield on the revolving credit facility excludes fees and amortization of debt issuance costs on the unfunded portion of the revolver.